Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-166703) of Marriott International, Inc. of our report dated June 9, 2014 relating to the 2013 financial statements and schedule of Marriott International, Inc. Employees’ Profit Sharing, Retirement and Savings Plan and Trust, which are included in the 2013 Form 11-k of Marriott International, Inc. Employees’ Profit Sharing, Retirement and Savings Plan and Trust.

/s/ CohnReznick LLP

Bethesda MD

June 9, 2014

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-166703) on Form S-8 pertaining to the Marriott International, Inc. Employees’ Profit Sharing, Retirement and Savings Plan and Trust of Marriott International, Inc. of our report dated June 14, 2013, with respect to the statement of net assets available for benefits of the Marriott International, Inc. Employees’ Profit Sharing, Retirement and Savings Plan and Trust as of December 31, 2012, which report is included in this Annual Report (Form 11-K) for the year ended December 31, 2013.

/s/ Bazilio Cobb Associates, P.C.

Washington, DC

June 10, 2014